BY-LAWS

                                       OF

                                GOLDEN HOLE, INC.

                               ARTICLE I - OFFICES

     The principal office of the corporation, Nevada, shall be located in the residence of the President in the County of Salt Lake. The corporation may have such other offices, either within or without the State of incorporation as the board of directors may designate or as the business of the corporation may require from time to time.

                            ARTICLE II - STOCKHOLDERS

     1. ANNUAL MEETING

     The annual meeting of the stockholders shall be held on the 15th day of August each year, beginning in the year 1999 at the hour 11:00 o'clock A.M., for the purpose of electing directors and for the transaction of such other business as may come before the meeting. Should the day fixed for the annual meeting be a legal holiday, said meeting shall be held on the next succeeding business day.

     2. SPECIAL MEETINGS

     Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the directors, and shall be called by the president at the request of the holders of not less than forty five percent (45%) of all the outstanding shares of the corporation entitled to vote at the meeting.

     3. PLACE OF MEETING

     The directors may designate any place, either within or without the State of incorporation, unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the directors. A waiver of notice, signed by all stockholders entitled to vote at a meeting, may designate any place, either within or without the state of incorporation, unless otherwise proscribed by statute, as the place for holding such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the Principal Office of the Corporation.

     4. NOTICE OF MEETING

     Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered no less than ten (10) days nor more than forty five (45) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the Officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed by the Corporation to be delivered when deposited in the United States mail, addressed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

     5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE

     For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Directors may fix, in advance, a date as the record date for any such determination of stockholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed, and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed, or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     6. VOTING LISTS

     The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least three (3) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of five (5) days prior to such meeting, shall be kept on file at the Principal
Office of the Corporation and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to which stockholders are entitled to examine such list or transfer books, or to vote at the meeting of stockholders.


     7. QUORUM

     At any meeting of stockholders fifty one percent (51%) of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting, from time to time, without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of sufficient stockholders to leave less than a quorum.



     8. PROXIES

     At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before, or at the time of, the meeting.

     9. VOTING

     Each stockholder entitled to vote in accordance with the terms and provisions of the certificate of incorporation, and these by-laws, shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholders. Upon the demand of any stockholder, the vote for Directors and upon any question before the meeting shall be by ballot. All elections for Directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of this State.

     10. ORDER OF BUSINESS

     The order of business at all meetings of the stockholders, shall be as follows:

         1.  Call to order

         2.  Roll Call

         3.  Proof of notice of meeting or waiver of notice.

         4.  Reading of minutes of preceding meeting.

         5.  Reports of Officers.

         6.  Reports of Committees.

         7.  Election of Directors.

         8.  Unfinished Business.

         9.  New Business.

         10. Adjournment

     11. INFORMAL ACTION BY STOCKHOLDERS

     Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.



                        ARTICLE III - BOARD OF DIRECTORS

     1. GENERAL POWERS

     The business and affairs of the Corporation shall be managed by its Board of Directors. The directors shall, in all cases, act as a Board, and it may adopt such rules and regulations for the conduct of its meetings and the management of the Corporation, as it deems proper, not inconsistent with these by-laws and the laws of this State.

     2. NUMBER TENURE AND QUALIFICATIONS

     The number of directors of the Corporation shall be determined by the Board of Directors. Each Director shall hold office until the next annual meeting of stockholders and until his or her successor shall have been qualified and elected.

     3. REGULAR MEETINGS

     A regular meeting of the Directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders. The Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

     4. SPECIAL MEETINGS

     Special meetings of the Directors may be called by, or at the request of, the President or any two (2) Directors. The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting called by the Directors.

     5. NOTICE

     Notice of any special meeting shall be given at least ten (10) days previously thereto by written notice delivered personally, or by mail or by telegram, to each Director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting has not been lawfully called or convened.


     6. QUORUM

     At any meeting of the Directors two (2) shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the Directors present may adjourn the meeting, from time to time, without further notice.

     7. MANNER OF ACTING

     The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Directors.

     8. NEWLY CREATED DIRECTORSHIPS AND VACANCIES

     Newly created directorships resulting from an increase in the number of Directors and/or vacancies occurring in the Board for any reason except the removal of Directors without cause, may be filled by a vote of a majority of the incumbent directors, notwithstanding the existence of a quorum. Vacancies occurring by reason of the removal of Directors without cause shall be filled by vote of the stockholders. A Director shall be elected to fill a vacancy, caused by resignation, death or removal, for the unexpired term of his or her predecessor.


     9. REMOVAL OF DIRECTORS

     Any or all of the Directors may be removed, for cause, by vote of the stockholders or by action of the board. Directors may only be removed without cause by vote of the stockholders.

     10. RESIGNATION

     A Director may resign at any time by giving written notice either to the Board, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

     11. COMPENSATION

     No compensation as such, shall be paid to Directors for their services, however by resolution of the Board a fixed sum and expenses for actual attendance at each regular or special meeting of the Board may be authorized. Nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     12. PRESUMPTION OF ASSENT

     A director of the Corporation who is present at a meeting of the Directors at which action on any Corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting, or unless he shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent, however, within seven (7) days of said adjournment shall not apply to a director who voted in favor of such action.


     13. EXECUTIVE AND OTHER COMMITTEES

     The Board, by resolution, may designate from among its members an Executive Committee and other Committees, each consisting of three (3) or more Directors. Each such committee shall serve at the pleasure of the Board.

                              ARTICLE IV - OFFICERS


     1. NUMBER

     The Officers of the Corporation shall be a President, a Vice-President, a Secretary and a Treasurer, each of whom shall be elected by the Directors. Such other Officers and assistant officers, as may be deemed necessary by the directors, may be elected or appointed.



     2. ELECTION AND TERM OF OFFICE

     The Officers of the Corporation to be elected by the Directors shall be elected annually at the first meeting of the Directors held after each annual meeting of the stockholders. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

     3. REMOVAL

     Any officer or agent elected or appointed by the Directors may be removed by the Directors whenever, in their judgment, the best interests of the Corporation would be served thereby. Such removal, however, shall be without prejudice to the contract rights, if any, of the person so removed.

     4. VACANCIES

     A  vacancy  in  any  office   because  of  death,   resignation,   removal,
disqualification or otherwise, may be filled by the Directors for the unexpired portion of the term.

     5. PRESIDENT

     The President shall be the Principal Executive Officer of the Corporation and, subject to the control of the Directors, shall in general supervise and control all of the business and affairs of the Corporation. He or she shall, when present, preside at all meetings of the stockholders and of the Directors. He or she may sign, with the Secretary or any other proper Officer of the Corporation thereunto authorized by the Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed, and, in general, shall perform all duties incident to the office of President and such other duties as may be prescribed by the Directors from time to time.

     6. VICE-PRESIDENT

     In the absence of the President, or in event of his or her death, incapacitation, inability or refusal to act, the Vice-President shall perform the duties of the President, and, when so acting, shall have all the powers of, and be subject to, all the restrictions upon the President. The Vice-President shall perform such other duties as from time to time may be assigned to him or her by the President or by the Directors.

     7. SECRETARY

     The Secretary shall keep the stockholders' and or the directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these By-Laws or as required by the laws of this state, be custodian of the corporate records and of the seal of the Corporation and keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder, have general charge of the stock transfer books of the Corporation and, in general, perform all duties incident to the office of Secretary and such other duties as may be assigned, from time to time, to him or her by the President or by the Directors.

     8. TREASURER

     If required by the Directors, the Treasurer shall secure a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Directors shall determine. He or she shall have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with these By-Laws and, in general, perform all of the duties incident to the office of Treasurer and such other duties as may be assigned to him or her, from time to time, by the President or by the Directors.

     9. SALARIES

     The salaries of the Officers shall be fixed, from time to time, by the Directors and no Officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.



               ARTICLE V -- CONTRACTS, LOANS, CHECKS AND DEPOSITS

     1. CONTRACTS

     The Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of, and on behalf of, the Corporation, and such authority may be general or confined to specific instances.

     2. LOANS

     No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Directors. Such authority may be general or confined to specific instances.

     3. CHECKS, DRAFTS, ETC

     All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall, from time to time, be determined by resolution of the Directors.

     4. DEPOSITS

     All funds of the Corporation not otherwise employed shall be deposited, from time to time, to the credit of the corporation in such banks, trust companies or other depositaries as the Directors may elect.


            ARTICLE VI -- CERTIFICATES FOR SHARES AND THEIR TRANSFER


     1. CERTIFICATES FOR SHARES

     Certificates representing shares of the Corporation shall be in such form as determined by the Directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Directors. All certificates for shares shall be consecutively numbered or otherwise sequentially identified. The name and address of the stockholder and the number of shares and date of issue, shall be entered in the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate, for a like number of shares, shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Directors may prescribe.

     2. TRANSFERS OF SHARES

     (a) Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer it, shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered in the transfer book of the Corporation which shall be kept at its Principal Office.

     (b) The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person whether or not he or she shall have express or other notice thereof, except as expressly provided by the laws of this State.



                            ARTICLE VII - FISCAL YEAR

     The fiscal year of the Corporation shall begin on the first (1) day of January in each year.



                            ARTICLE VIII - DIVIDENDS

     The Directors may, from time to time, declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.



                                ARTICLE IX - SEAL

     The Directors shall provide a Corporate Seal, which shall be circular in form and shall have inscribed thereon the name of the Corporation, the State of incorporation, year of incorporation and the words, "Corporate Seal".


                          ARTICLE X - WAIVER OF NOTICE

     Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or Director of the Corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation, a waiver thereof, in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


                             ARTICLE XI - AMENDMENTS

     These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by a vote of the stockholders representing a majority of all the shares issued and outstanding, at any annual stockholders' meeting, or at any special stockholders' meeting, when the proposed amendment has been set out in the notice of such meeting.